Exhibit 99.2

Polonia Bank

Dear Member:

We are pleased to announce that the Boards of Directors of Polonia Bank, Polonia MHC and Polonia Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby Polonia MHC will convert from the mutual holding company to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Polonia Bancorp (other than Polonia MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Polonia Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

The Proxy Card

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Polonia Bank acts as trustee and we do not receive a proxy from you, Polonia Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Polonia Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Polonia Bancorp, Inc. and Polonia Bank. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Polonia Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Polonia Bancorp, Inc. Stock Information Center located in the main office at 3993 Huntingdon Pike, Huntingdon Valley, PA 19006. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by Polonia Bancorp, Inc. no later than X:00 p.m., Eastern Time, on             ,             , 2012.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bancorp, Inc.

Dear Member:

We are pleased to announce that the Boards of Directors of Polonia Bank, Polonia MHC and Polonia Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby Polonia MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing shareholders of Polonia Bancorp (other than Polonia MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Polonia Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Polonia Bank acts as trustee and we do not receive a proxy from you, Polonia Bank, as trustee of your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy card. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Polonia Bancorp, Inc. or (2) an agent of Polonia Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bank

Dear Friend of Polonia Bank:

We are pleased to announce that the Boards of Directors of Polonia Bank, Polonia MHC and Polonia Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby Polonia MHC will convert from the mutual holding company to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Polonia Bancorp (other than Polonia MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Polonia Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Polonia Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Polonia Bancorp, Inc. and Polonia Bank. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Polonia Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Polonia Bancorp, Inc. Stock Information Center located in the main office at 3993 Huntingdon Pike, Huntingdon Valley, PA 19006. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by Polonia Bancorp, Inc. no later than X:00 p.m., Eastern Time, on             ,             , 2012.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Polonia Bancorp, Inc.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Polonia Bank and Polonia Bancorp, Inc. and the proposed stock offering by Polonia Bancorp, Inc. Please read the prospectus carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Polonia Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Polonia Bancorp, Inc. Stock Information Center located in the main office at                       ,                     , PA XXXXX. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by Polonia Bancorp, Inc. no later than X:00 p.m., Eastern Time, on             ,             , 2012.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of Polonia Bank:

At the request of Polonia Bank, Polonia Bancorp, Inc. and Polonia MHC, we have enclosed material regarding the offering of common stock of Polonia Bancorp, Inc. The material is offered in connection with the conversion and reorganization of Polonia MHC from the mutual holding company to the stock holding company form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Polonia Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Polonia Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Polonia Bancorp, Inc. Stock Information Center located in the main office at                           ,             , PA         . Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by Polonia Bancorp, Inc. no later than X:00 p.m., Eastern Time, on             ,             , 2012. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Polonia Bancorp, Inc.

Stock Q&A

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Polonia Bank, Polonia MHC and Polonia Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby Polonia MHC will convert from the mutual holding company form to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Polonia Bancorp (other than Polonia MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Polonia Bancorp, Inc.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is Polonia Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with recent financial regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?

A.	The common stock of Polonia Bancorp, Inc., a new Maryland corporation, will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Polonia Bank with accounts totaling $50 or more as of the close of business on January 31, 2010, or $50 or more on deposit at Earthstar Bank, as of the close of business on January 31, 2010 and which deposits were assumed by Polonia Bank.

2)	Polonia Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of Polonia Bank with accounts totaling $50 or more as of the close of business on June 30, 2012; and

4)	Other members - depositors of Polonia Bank with accounts as of the close of business on July , 2012 and borrowers as of June 30, 2006 whose loans continue to be outstanding at July , 2012.

Common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering, with priority to natural persons residing in the counties in which Polonia Bank has offices, and then to Polonia Bancorp, Inc. stockholders as of July    , 2012. To the extent any shares remain, shares will be offered to the general public in an extended community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Polonia Bancorp, Inc. is offering for sale a maximum of 1,760,938 shares of common stock at a subscription price of $8 per share. Under certain circumstances, Polonia Bancorp, Inc. may increase the maximum and sell up to 2,025,078 shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $200 (25 shares). As more fully discussed in the plan of conversion and reorganization and in the prospectus, the maximum purchase by any person in the subscription or community offering is $300,000 (37,500 shares) of common stock; in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $300,000 (37,500 shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Polonia Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Polonia Bancorp, Inc. Stock Information Center located in the main office at 3993 Huntingdon Pike, Huntingdon Valley, PA 19006. Stock Order forms will not be accepted at any branch office other than the main office. Your order must be physically received (not postmarked) by Polonia Bancorp, Inc. no later than X:00 p.m., Eastern Time, on , , 2012. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Polonia Bank. Checks and money orders must be made payable to “Polonia Bancorp, Inc.” Withdrawals from a deposit account or a certificate of deposit at Polonia Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I borrow money from Polonia Bank to subscribe for shares.

A.	No. Polonia Bank cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a Polonia Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Polonia Bancorp, Inc. no later than X:00 p.m., Eastern Time on day, , 2012.

Q.	Can I subscribe for shares using funds in my IRA at Polonia Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Polonia Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Polonia Bank’s statement savings rate of interest from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Polonia Bancorp, Inc. has not yet established a cash dividend policy, or determined the amount that may be paid, or when payments may begin.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Polonia Bancorp common stock is currently quoted on the OTS Markets Group, Inc. (formerly referred to as the “Pink Sheets”) under the symbol “PBCP.” We expect that the common stock of the new Polonia Bancorp, Inc. will also be quoted on the OTS Markets Group, Inc. using the same symbol following completion of the offering. However, the symbol may not be the same.

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Polonia Bancorp shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Polonia Bancorp (other than Polonia MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Polonia Bancorp, Inc., based on an exchange ratio, which will range between 0.7158 and 0.9684 shares for each share of Polonia Bancorp you currently own, subject to increase up to 1.1136 shares if the offering is increased. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Polonia Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

We are pleased to announce that the Boards of Directors of Polonia Bank, Polonia MHC and Polonia Bancorp have voted unanimously in favor of a plan of conversion and reorganization whereby Polonia MHC will convert from the mutual holding company to the stock holding company form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Polonia Bancorp (other than Polonia MHC) will be exchanged for shares of common stock of a newly formed Maryland corporation called Polonia Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bank

Proxy Request

P l e a s e V o t e Today

Dear Member:

Our records show that you have not cast all of your eligible votes on our plan of conversion and reorganization. Your vote is very important to us. The Board of Directors has approved the plan of conversion and reorganization and asks for your support by voting “FOR” the plan.

Let me assure you that:

•	The conversion and reorganization will have no effect on your existing deposit accounts or loans.

•	Deposit accounts will continue to be federally insured.

•	Voting does not obligate you to buy stock.

Please support us by returning the enclosed proxy card in the enclosed postage-paid envelope.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

If you have more than one account, you may receive more than one proxy card.

Please cast your vote for all proxy cards you receive.

POLONIA MHC			REVOCABLE PROXY

  1.     The plan of conversion and reorganization, pursuant to which Polonia Bank will be reorganized from the mutual holding company corporate structure into the fully-public stock holding company structure (as described on the reverse side of this proxy card).

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Polonia MHC called for                 , 2012 and a Proxy Statement for the Special Meeting (and the accompanying prospectus) before the signing of this proxy.

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☒ Please vote by marking one of the boxes as shown.	FOR ☐	AGAINST ☐
			Signature Joint accounts require only one signature.	Date

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PREPAID PROXY REPLY ENVELOPE. NONE ARE DUPLICATES. The Board of Directors recommends a vote “FOR” the proposal.

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DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTE BY MAIL
DETACH THE PROXY CARD ABOVE ☒ VOTE, SIGN, DATE & RETURN THE CARD IN THE ENCLOSED PROXY RETURN ENVELOPE
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

POLONIA MHC

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF POLONIA MHC

The undersigned member of Polonia MHC hereby appoints                     ,                      and                     , and each of them with the power of substitution in each, as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of members to be held at                     ,                     ,                     ,             , Pennsylvania at     :         .m., local time, on                     , 2012, and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

FOR or AGAINST a Plan of Conversion and Reorganization pursuant to which Polonia Bank will convert from the mutual holding company structure to the stock form of organization and a newly formed Maryland-chartered holding company named Polonia Bancorp, Inc. will offer shares of its common stock for sale.

This proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. In addition, this proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the special meeting. No such matters are anticipated.

The undersigned may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Polonia MHC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION. VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

(Continued and to be signed on the reverse side)

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DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

An Invitation

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Polonia Bancorp, Inc.

•	Members of senior management will discuss Polonia Bank’s operations, past performance and financial history.

•	You will be able to meet one-on-one with Polonia Bank officers to ask questions.

•	There will be no sales pressure. You will receive Polonia Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (888) 938-3480 Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Polonia Bancorp, Inc. (logo)

Proposed Holding Company for

Polonia Bank

Community Meetings

Day, Month

Location

Address

City, State Zip Code

—

Day, Month

Location

Address

City, State Zip Code

Polonia Bancorp, Inc.

(logo)

Proposed Holding Company for

Polonia Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bank

LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Polonia Bank

                    , 2012

Dear             :

The Boards of Directors of Polonia Bank, Polonia MHC and Polonia Bancorp have voted unanimously in favor of a plan of conversion and reorganization, whereby Polonia MHC will convert from the mutual holding company to the stock holding company form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at          on        , 2012 at     :00     .    . Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (888) 938-3480, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bancorp, Inc.

                    , 2012

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Polonia Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Polonia Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Stock Information Center at (888) 938-3480, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Polonia Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Polonia Bancorp, Inc.

                    , 2012

Dear Stockholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for          shares at a price of $8.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on              , 2012; this is your stock purchase date. Trading will commence on the OTC Markets Group, Inc. (formerly referred to as the “Pink Sheets”) under the symbol “PBCP” on              , 2012.

Thank you for your interest in Polonia Bancorp, Inc. Your stock certificate will be mailed to you shortly.

Polonia Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Polonia Bancorp, Inc.

                    , 2012

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Polonia Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the OTC Markets Group, Inc. (formerly referred to as the “Pink Sheets”) under the symbol “PBCP” on         , 2012.

Polonia Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Polonia Bancorp, Inc.

                    , 2012

Welcome Stockholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Polonia Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Polonia Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Anthony J. Szuszczewicz

Chairman, President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bancorp, Inc.

                    , 2012

Dear Interested Subscriber:

We regret to inform you that Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the holding company for Polonia Bank, did not accept your order for shares of Polonia Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Polonia Bank, Polonia MHC and Polonia Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Polonia Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

                    , 2012

To Our Friends:

We are enclosing material in connection with the stock offering by Polonia Bancorp, Inc., the proposed holding company for Polonia Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 5:00 p.m., Eastern Time, on             , 2012.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Polonia Bancorp, Inc.

(logo)

An Invitation

To Attend a Community Meeting

Polonia Bancorp, Inc. is offering shares of its common stock in connection with the conversion and reorganization of Polonia MHC into the full stock form of organization.

1,301,563 to 1,760,938 shares of Polonia Bancorp, Inc. are being offered at a price of $8.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (888) 938-3480, Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.